Exhibit 99.1

Press Release For immediate release

Invesco Reports Results for the Three Months and Year Ended December 31, 2024

Investor Relations Contacts: Media Relations Contact:	Greg Ketron Jennifer Church Andrea Raphael	404-724-4299 404-439-3428 212-323-4202

Invesco Announces Fourth Quarter Diluted EPS of $0.46; Adjusted Diluted EPS(1) of $0.52

Atlanta, January 28, 2025 -- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months and year ended December 31, 2024.
•$25.6 billion of net long-term inflows for the quarter, primarily driven by ETFs and APAC Managed
•$65.1 billion of net long-term inflows for the full year 2024, primarily driven by ETFs, APAC Managed, Fundamental Fixed Income and Private Markets
•$1.85 trillion in ending AUM, an increase of 2.8% from the prior quarter and an increase of 16.4% from the prior year-end
•19.6% operating margin in Q4 2024; 33.7% adjusted operating margin(1)
•Continued balance sheet strength - a zero balance on our credit facility and Cash and cash equivalents of $1 billion
•Repurchased 1.4 million common shares for $25 million during the quarter

Update from Andrew Schlossberg, President and CEO

"During the fourth quarter and throughout 2024, we continued to make meaningful progress in executing our strategic priorities and leveraging our competitive advantages to drive improved business performance. We generated profitable growth, helping drive higher operating income compared to the prior quarter and the prior year. The positive operating leverage we generated in 2024 improved operating margin to nearly 34% in the fourth quarter.

We continued to drive strong net long-term inflows, with an annualized organic growth rate of 8%. Importantly, positive flows continued across all three of our regions, with significant quarterly acceleration in EMEA and Asia Pacific. Client demand and inflows remained strong in strategically important product lines led by ETFs, SMAs, Alternative Credit strategies, and our China JV.

Balance sheet strength and enhanced return of capital to shareholders remains a priority as we continued to operate with zero net debt(2) while repurchasing another $25 million or 1.4 million shares this quarter.

As we enter the new year, we believe our global footprint, leading distribution platform, with particular strength in wealth management, and diverse set of investment capabilities will continue to meet client demand and generate profitable growth. We have the right people and strategic focus to continue to deliver on the key performance drivers that generate value for our various constituents including our clients, shareholders and employees. I would like to thank my colleagues and the Executive Leadership Team for their efforts in delivering on our strategic priorities in 2024.”
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(1) Represents non-GAAP financial measure. See the information on pages 9 through 12 for a reconciliation to the most directly comparable U.S. GAAP measure.
(2) Net debt: Debt less Cash and cash equivalents

Net flows:
Net long-term inflows were $25.6 billion for the fourth quarter as compared to $16.5 billion in the third quarter.

Retail net long-term inflows were $28.4 billion while Institutional net long-term outflows were $2.8 billion. Net long-term flows by investment capability include net long-term inflows from ETFs and Index of $29.6 billion, APAC Managed of $3.5 billion, Private Markets of $0.8 billion, partially offset by net long-term outflows from Fundamental Equities of $6.0 billion, Multi-Asset/Other of $1.5 billion, and Fundamental Fixed Income of $0.8 billion. On a geographic basis, the EMEA, Americas and Asia Pacific regions achieved net long-term inflows of $9.2 billion, $8.9 billion, and $7.5 billion, respectively.

Net market losses decreased AUM in the fourth quarter by $2.5 billion and foreign exchange rate movements decreased AUM by $20.5 billion. We had inflows of $25.1 billion from money market funds during the quarter and $10.2 billion from non-management fee earning products. Ending AUM increased 2.8% and average AUM increased 4.7% during the fourth quarter.

Summary of net flows (in billions)	Q4-24	Q3-24	Q4-23	2024	2023
Active	$(10.0)	$(0.6)	$(7.2)	$(15.4)	$(29.0)
Passive	35.6	17.1	13.9	80.5	39.2
Net long-term flows	25.6	16.5	6.7	65.1	10.2
Non-management fee earning AUM	10.2	3.5	3.1	29.8	6.2
Money market	25.1	(7.3)	(18.1)	23.4	(11.1)
Total net flows	$60.9	$12.7	$(8.3)	$118.3	$5.3

Annualized long-term organic growth rate (1)	7.8%	5.2%	2.4%	5.3%	0.9%

(1) Annualized long-term organic growth rate is calculated using net long-term flows (annualized) divided by average long-term AUM for the period. Long-term AUM excludes money market and non-management fee earning AUM.

Fourth Quarter Highlights:

Financial Results	Q4-24		Q3-24		Q4-24 vs. Q3-24	Q4-23		Q4-24 vs. Q4-23
U.S. GAAP Financial Measures
Operating revenues	$1,593.0	m	$1,515.4	m	5.1%	$1,413.4	m	12.7%
Operating income/(loss)	$311.7	m	$100.5	m	210.1%	($1,075.8	m)	N/A
Operating margin	19.6%		6.6%			(76.1%)
Net income/(loss) attributable to Invesco Ltd.	$209.3	m	$55.0	m	280.5%	($742.3	m)	N/A
Diluted EPS	$0.46		$0.12		283.3%	($1.64)		N/A

Adjusted Financial Measures (1)
Net revenues	$1,157.2	m	$1,104.3	m	4.8%	$1,045.9	m	10.6%
Adjusted operating income	$390.1	m	$348.8	m	11.8%	$275.4	m	41.6%
Adjusted operating margin	33.7%		31.6%			26.3%
Adjusted net income attributable to Invesco Ltd.	$237.3	m	$199.8	m	18.8%	$212.7	m	11.6%
Adjusted diluted EPS	$0.52		$0.44		18.2%	$0.47		10.6%

Assets Under Management
Ending AUM	$1,846.0	bn	$1,795.6	bn	2.8%	$1,585.3	bn	16.4%
Average AUM	$1,824.4	bn	$1,742.0	bn	4.7%	$1,515.6	bn	20.4%

Headcount	8,508		8,524		(0.2)%	8,489		0.2%

2024 Highlights:

Financial Results	2024		2023		% Change
U.S. GAAP Financial Measures
Operating revenues	$6,067.0	m	$5,716.4	m	6.1%
Operating income/(loss)	$832.1	m	($434.8	m)	N/A
Operating margin	13.7%		(7.6%)
Net income/(loss) attributable to Invesco Ltd.	$538.0	m	($333.7	m)	N/A
Diluted EPS	$1.18		($0.73)		N/A

Adjusted Financial Measures (1)
Net revenues	$4,400.5	m	$4,310.7	m	2.1%
Adjusted operating income	$1,370.7	m	$1,213.5	m	13.0%
Adjusted operating margin	31.1%		28.2%
Adjusted net income attributable to Invesco Ltd.	$781.7	m	$689.7	m	13.3%
Adjusted diluted EPS	$1.71		$1.51		13.2%

Assets Under Management
Ending AUM	$1,846.0	bn	$1,585.3	bn	16.4%
Average AUM	$1,712.2	bn	$1,500.6	bn	14.1%
(1) Represents non-GAAP financial measure. See the information on pages 9 through 12 for a reconciliation to the most directly comparable U.S. GAAP measure.

U.S. GAAP Operating Results:

Fourth Quarter 2024 compared to Third Quarter 2024

Operating revenues and expenses: Operating revenues increased $77.6 million in the fourth quarter of 2024 compared to the third quarter. Investment management fees increased $26.8 million, as a result of higher average AUM partially offset by the shift in AUM toward lower yield products. Service and distribution fees increased $20.5 million due to higher average AUM. Performance fees were $34.1 million and were earned primarily from multi-asset/other, private markets real estate and fundamental equities products. Other revenues decreased $1.0 million. Foreign exchange rate changes decreased operating revenues by $9.3 million in the fourth quarter.

Operating expenses decreased $133.6 million in the fourth quarter of 2024 compared to the third quarter. Third party distribution, service and advisory costs increased $27.0 million primarily due to an increase in pass-through service and distribution costs. Employee compensation expense decreased $161.6 million primarily due to a one-time acceleration of $147.6 million in expense in the third quarter resulting from changes to the retirement criteria for vesting of currently outstanding long-term awards, as well as a $31.7 million decrease in expense related to the mark-to-market on deferred compensation liabilities in the fourth quarter which was partially offset by higher variable compensation costs. General and administrative expenses decreased $5.8 million primarily due to insurance reimbursements of $13.1 million received in the fourth quarter which were partially offset by higher professional fees. Foreign exchange rate changes decreased operating expenses by $7.4 million in the fourth quarter.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was $20.1 million, earned primarily from gains on our China joint venture and private markets investments. Interest and dividend income was $24.6 million earned from deferred compensation and seed capital investments as well as cash and cash equivalents. Other gains and losses were a net loss of $20.1 million, primarily driven by market value changes on deferred compensation and seed capital investments. Other income/(expense) of consolidated investment products (CIP) was a loss of $6.5 million, primarily driven by market losses on the underlying investments held by the funds partially offset by net interest income.

The effective tax rates was 24.8% in the fourth quarter of 2024 as compared to 28.6% in the third quarter. The decrease in the effective tax rate in the fourth quarter was primarily due to the release of certain reserves for uncertain tax positions in the fourth quarter and the increase in non-deductible executive compensation in the third quarter related to the one-time acceleration of compensation expense for long-term awards.

Diluted earnings per common share: Diluted earnings per common share was $0.46 for the fourth quarter of 2024.

Fourth Quarter 2024 compared to Fourth Quarter 2023

Operating revenues and expenses: Operating revenues increased $179.6 million in the fourth quarter of 2024 compared to the fourth quarter of 2023. Investment management fees increased $124.0 million as a result of higher average AUM partially offset by the shift in AUM toward lower yield products. Service and distribution fees increased $36.2 million due to higher average AUM. Performance fees increased $14.6 million. Other revenues increased $4.8 million.

Operating expenses increased $41.0 million excluding the $1,248.9 million non-cash intangible asset impairment recorded in the fourth quarter of 2023. Third-party distribution, service and advisory costs increased $67.2 million due to higher average AUM. Employee compensation expenses decreased $5.0 million. Property, office and technology costs increased $5.5 million. General and administrative expenses decreased $29.7 million primarily due to insurance reimbursements received in the fourth quarter of 2024 as well as lower professional fees and fund expenses related to CIP.

The tax provision was an expense of $78.7 million in the fourth quarter of 2024 as compared to a benefit of $(266.4) million in the fourth quarter of 2023, resulting in effective tax rates of 24.8% and 28.5% in the fourth quarters of 2024 and 2023, respectively. The higher effective tax rate in the fourth quarter of 2023 was primarily a result of favorable permanent tax adjustments increasing the effective tax due to the pre-tax book loss in this quarter. Additionally, the effective tax rate in the fourth quarter of 2024 was unfavorably impacted by the net loss attributable to non-controlling interest in consolidated entities.

Adjusted(1) Operating Results:

Fourth Quarter 2024 compared to Third Quarter 2024

Net revenue and adjusted operating expenses: Net revenues in the fourth quarter of 2024 increased $52.9 million compared to the third quarter primarily due to higher average AUM partially offset by the shift in AUM toward lower yield products. Foreign exchange rate changes decreased operating revenues by $6.9 million in the fourth quarter.

Adjusted operating expenses in the fourth quarter 2024 increased $11.6 million compared to the third quarter. Employee compensation expenses increased primarily due to higher variable compensation costs. General and administrative expenses decreased due to insurance reimbursements received which were partially offset by higher professional fees. Foreign exchange rate changes decreased operating expenses by $4.5 million in the fourth quarter.

Adjusted operating income increased $41.3 million in the fourth quarter compared to the third quarter. Adjusted operating margin increased to 33.7% from 31.6% for the prior quarter.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was a gain of $10.9 million. Interest and dividend income was $17.0 million.

The effective tax rate on adjusted net income was 22.2% in the fourth quarter as compared to 21.8% in the third quarter.

Adjusted diluted earnings per common share was $0.52 for the fourth quarter of 2024.

Fourth Quarter 2024 compared to Fourth Quarter 2023

Net revenues and adjusted operating expenses: Net revenue in the fourth quarter of 2024 increased $111.3 million compared to the fourth quarter of 2023 primarily due to higher average AUM partially offset by the shift in AUM toward lower yield products.

Adjusted operating expenses decreased $3.4 million compared to the fourth quarter of 2023.

Adjusted operating income increased $114.7 million in the fourth quarter of 2024 compared to the fourth quarter of 2023. Adjusted operating margin increased to 33.7% from 26.3% for the fourth quarter of 2023.

The effective tax rate on adjusted net income was 22.2% in the fourth quarter of 2024 as compared to 9.9% in the fourth quarter of 2023. The increase in the effective tax rate was primarily due to the favorable impact of the discrete tax benefits in the fourth quarter of 2023 related to the resolution of certain tax matters and the nontaxable gain on the sale of certain Hong Kong pension sponsorship rights. The effective tax rate in the fourth quarter of 2024 was also unfavorably impacted by the change in the mix of income across tax jurisdictions.
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(1) Represents non-GAAP financial measure. See the information on pages 9 through 12 for a reconciliation to the most directly comparable U.S. GAAP measure.

Capital Management:
Cash and cash equivalents: $986.5 million at December 31, 2024 ($1,044.9 million at September 30, 2024).

Debt: $890.6 million at December 31, 2024 ($890.3 million at September 30, 2024). The credit facility balance was zero as of December 31, 2024 and September 30, 2024.

Common share repurchases: During the fourth quarter of 2024, the company repurchased 1.4 million common shares for $25 million in the open market.

Common shares outstanding (end of period): 448.0 million

Diluted common shares outstanding (end of period): 453.8 million

Dividends paid: $92.8 million (common); $59.2 million (preferred)

Common dividends declared: The company is announcing a fourth quarter cash dividend of $0.205 per share to holders of common shares. The dividend is payable on March 4, 2025, to common shareholders of record at the close of business on February 14, 2025, with an ex-dividend date of February 14, 2025.

Preferred dividends declared: The company is announcing a preferred cash dividend of $14.75 per share representing the period from December 1, 2024 through February 28, 2025. The preferred dividend is payable on March 3, 2025.

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About Invesco Ltd.

Invesco is a global independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. Our distinctive investment teams deliver a comprehensive range of active, passive and alternative investment capabilities. With offices in more than 20 countries, Invesco managed $1.85 trillion in assets on behalf of clients worldwide as of December 31, 2024. For more information, visit invesco.com/corporate.

Members of the investment community and general public are invited to listen to the conference call today, January 28, 2025, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers, using the Passcode: Invesco. An audio replay of the conference call will be available until Thursday, February13, 2025 by calling 1-800-551-8152 for U.S. and Canadian callers or 1-203-369-3810 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at invesco.com/corporate.

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This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow, capital expenditures, and assets under management and could differ materially from events that actually occur in the future due to known and unknown risks and other important factors, including, but not limited to, industry or market conditions, geopolitical events and pandemics or health crises and their respective potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. None of this information should be considered in isolation from, or as a substitute for, historical financial statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q4-24	Q3-24	% Change	Q4-23	% Change
Operating revenues:
Investment management fees	$1,127.3	$1,100.5	2.4%	$1,003.3	12.4%
Service and distribution fees	380.8	360.3	5.7%	344.6	10.5%
Performance fees	34.1	2.8	1,117.9%	19.5	74.9%
Other	50.8	51.8	(1.9)%	46.0	10.4%
Total operating revenues	1,593.0	1,515.4	5.1%	1,413.4	12.7%
Operating expenses:
Third-party distribution, service and advisory	526.6	499.6	5.4%	459.4	14.6%
Employee compensation	463.8	625.4	(25.8)%	468.8	(1.1)%
Marketing (1)	23.7	18.9	25.4%	20.2	17.3%
Property, office and technology (1)	121.3	119.0	1.9%	115.8	4.7%
General and administrative (1)	135.0	140.8	(4.1)%	164.7	(18.0)%
Amortization and impairment of intangible assets	10.9	11.2	(2.7)%	1,260.3	(99.1)%
Total operating expenses	1,281.3	1,414.9	(9.4)%	2,489.2	(48.5)%
Operating income/(loss)	311.7	100.5	210.1%	(1,075.8)	N/A
Other income/(expense):
Equity in earnings of unconsolidated affiliates	20.1	2.1	857.1%	9.1	120.9%
Interest and dividend income	24.6	10.9	125.7%	21.3	15.5%
Interest expense	(12.4)	(13.4)	(7.5)%	(16.8)	(26.2)%
Other gains/(losses), net	(20.1)	28.3	N/A	73.0	N/A
Other income/(expense) of CIP, net	(6.5)	16.7	N/A	55.7	N/A
Income/(loss) before income taxes	317.4	145.1	118.7%	(933.5)	N/A
Income tax provision	(78.7)	(41.5)	89.6%	266.4	N/A
Net income/(loss)	238.7	103.6	130.4%	(667.1)	N/A
Net (income)/loss attributable to noncontrolling interests in consolidated entities	29.8	10.6	181.1%	(16.0)	N/A
Less: Dividends declared on preferred shares	(59.2)	(59.2)	—%	(59.2)	—%
Net income/(loss) attributable to Invesco Ltd.	$209.3	$55.0	280.5%	$(742.3)	N/A

Earnings per common share:
---basic	$0.46	$0.12	283.3%	$(1.64)	N/A
---diluted	$0.46	$0.12	283.3%	$(1.64)	N/A

Average common shares outstanding:
---basic	453.3	454.9	(0.4)%	451.7	0.4%
---diluted	454.1	455.6	(0.3)%	453.1	0.2%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	For the year ended December 31,
	2024	2023	% Change
Operating revenues:
Investment management fees	$4,342.3	$4,106.0	5.8%
Service and distribution fees	1,479.7	1,374.6	7.6%
Performance fees	46.4	46.7	(0.6)%
Other	198.6	189.1	5.0%
Total operating revenues	6,067.0	5,716.4	6.1%
Operating expenses:
Third-party distribution, service and advisory	2,025.6	1,825.2	11.0%
Employee compensation	2,014.2	1,885.8	6.8%
Marketing (1)	81.3	82.1	(1.0)%
Property, office and technology (1)	474.3	450.1	5.4%
General and administrative (1)	594.7	567.6	4.8%
Transaction, integration, and restructuring	—	41.6	N/A
Amortization and impairment of intangible assets	44.8	1,298.8	(96.6)%
Total operating expenses	5,234.9	6,151.2	(14.9)%
Operating income/(loss)	832.1	(434.8)	N/A
Other income/(expense):
Equity in earnings of unconsolidated affiliates	43.0	71.3	(39.7)%
Interest and dividend income	58.9	47.8	23.2%
Interest expense	(58.0)	(70.5)	(17.7)%
Other gains and losses, net	47.7	98.0	(51.3)%
Other income/(expense) of CIP, net	81.6	50.3	62.2%
Income/(loss) before income taxes	1,005.3	(237.9)	N/A
Income tax provision	(252.9)	69.7	N/A
Net income/(loss)	752.4	(168.2)	N/A
Net (income)/loss attributable to noncontrolling interests in consolidated entities	22.4	71.3	(68.6)%
Less: Dividends declared on preferred shares	(236.8)	(236.8)	—%
Net income/(loss) attributable to Invesco Ltd.	$538.0	$(333.7)	N/A

Earnings per common share:
---basic	$1.18	$(0.73)	N/A
---diluted	$1.18	$(0.73)	N/A

Average common shares outstanding:
---basic	457.0	454.8	0.5%
---diluted	457.7	456.2	0.3%
(1) The 2023 comparative period presented reflects the reclassification of certain operating expenses to align with current period presentation. The reclassification had no impact on our reported Operating revenues, Operating income, Net income, or any internal performance measure on which management is compensated.

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: Net revenues (and by calculation, Net revenue yield on AUM), Adjusted operating income, Adjusted operating margin, Adjusted net income attributable to Invesco Ltd., and Adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts. The most directly comparable U.S. GAAP measures are Operating revenues (and by calculation, gross revenue yield on AUM), Operating income, Operating margin, Net income attributable to Invesco Ltd., and Diluted EPS.

The following are reconciliations of Operating revenues, Operating income (and by calculation, operating margin), and Net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of Net revenues, Adjusted operating income (and by calculation, Adjusted operating margin), and Adjusted net income attributable to Invesco Ltd. (and by calculation, Adjusted diluted EPS). In addition, a reconciliation of Adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP Operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenues to Net revenues:

	Quarter			Year
(in millions)	Q4-24	Q3-24	Q4-23	2024	2023
Operating revenues, U.S. GAAP basis	$1,593.0	$1,515.4	$1,413.4	$6,067.0	$5,716.4
Revenue Adjustments (1)
Investment management fees	(213.5)	(207.0)	(187.5)	(816.6)	(766.4)
Service and distribution fees	(271.5)	(252.0)	(236.3)	(1,048.8)	(911.7)
Other	(41.6)	(40.6)	(35.6)	(160.2)	(147.1)
Total Revenue Adjustments	(526.6)	(499.6)	(459.4)	(2,025.6)	(1,825.2)
Invesco Great Wall (2)	80.4	76.9	79.5	318.1	368.3
CIP (3)	10.4	11.6	12.4	41.0	51.2
Net revenues	$1,157.2	$1,104.3	$1,045.9	$4,400.5	$4,310.7

Reconciliation of Operating income/(loss) to Adjusted operating income:

	Quarter			Year
(in millions)	Q4-24	Q3-24	Q4-23	2024	2023
Operating income/(loss), U.S. GAAP basis	$311.7	$100.5	$(1,075.8)	$832.1	$(434.8)
Invesco Great Wall (2)	43.1	37.6	41.6	163.3	201.9
CIP (3)	17.0	15.3	23.7	60.2	84.8
Transaction, integration, and restructuring (4)	—	—	—	—	41.6
Amortization and impairment of intangible assets (5)	10.9	11.2	1,260.3	44.8	1,298.8
Compensation expense related to market valuation changes in deferred compensation plans (6)	4.9	36.6	25.6	70.2	41.2
One-time acceleration of compensation expense for currently outstanding long-term awards (7)	—	147.6	—	147.6	—
General and administrative (8)	2.5	—	—	52.5	(20.0)
Adjusted operating income	$390.1	$348.8	$275.4	$1,370.7	$1,213.5

Operating margin (9)	19.6%	6.6%	(76.1)%	13.7%	(7.6)%
Adjusted operating margin (10)	33.7%	31.6%	26.3%	31.1%	28.2%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

	Quarter			Year
(in millions)	Q4-24	Q3-24	Q4-23	2024	2023
Net income/(loss) attributable to Invesco Ltd., U.S. GAAP basis	$209.3	$55.0	$(742.3)	$538.0	$(333.7)
Adjustments (excluding tax):
Transaction, integration, and restructuring (4)	—	—	—	—	41.6
Amortization and impairment of intangible assets (5)	10.9	11.2	1,260.3	44.8	1,298.8
Deferred compensation net market valuation changes (6)	13.6	10.2	(18.0)	17.6	(18.6)
One-time acceleration of compensation expense for currently outstanding long-term awards (7)	—	147.6	—	147.6	—
General and administrative (8)	2.5	—	—	52.5	(20.0)
Total adjustments excluding tax	$27.0	$169.0	$1,242.3	$262.5	$1,301.8
Tax adjustment for amortization of intangible assets and goodwill (11)	4.3	4.5	4.5	17.6	16.7
Tax adjustment for impairment of intangible assets	—	—	(296.1)	—	(296.1)
Other tax effects of adjustments above	(3.3)	(28.7)	4.3	(36.4)	1.0
Adjusted net income attributable to Invesco Ltd	$237.3	$199.8	$212.7	$781.7	$689.7

Average common shares outstanding - diluted	454.1	455.6	453.1	457.7	456.2
Diluted EPS	$0.46	$0.12	$(1.64)	$1.18	$(0.73)
Adjusted diluted EPS (12)	$0.52	$0.44	$0.47	$1.71	$1.51

Reconciliation of Operating expenses to Adjusted operating expenses:

	Quarter				Year
(in millions)	Q4-24	Q3-24		Q4-23	2024	2023
Operating expenses, U.S. GAAP basis	$1,281.3	$1,414.9		$2,489.2	$5,234.9	$6,151.2
Invesco Great Wall (2)	37.3	39.3		37.9	154.8	166.4
Third party distribution, service, and advisory expenses	(526.6)	(499.6)		(459.4)	(2,025.6)	(1,825.2)
CIP (3)	(6.6)	(3.7)		(11.3)	(19.2)	(33.6)
Transaction, integration, and restructuring (4)	—	—		—	—	(41.6)
Amortization and impairment of intangible assets (5)	(10.9)	(11.2)		(1,260.3)	(44.8)	(1,298.8)
Compensation expense related to market valuation changes in deferred compensation plans (6)	(4.9)	(36.6)		(25.6)	(70.2)	(41.2)
One-time acceleration of compensation expense for currently outstanding long-term awards (7)	—	(147.6)		—	(147.6)	—
General and administrative (8)	(2.5)	—		—	(52.5)	20.0
Adjusted operating expenses	$767.1	$755.5		$770.5	$3,029.8	$3,097.2

Employee compensation, U.S. GAAP basis	$463.8	$625.4		$468.8	$2,014.2	$1,885.8
Invesco Great Wall (2)	26.2	28.7		27.6	111.4	126.2
Compensation expense related to market valuation changes in deferred compensation plans (6)	(4.9)	(36.6)		(25.6)	(70.2)	(41.2)
One-time acceleration of compensation expense for currently outstanding long-term awards (7)	—	(147.6)		—	(147.6)	—
Adjusted employee compensation	$485.1	$469.9		$470.8	$1,907.8	$1,970.8

Marketing, U.S. GAAP basis(13)	$23.7	$18.9		$20.2	$81.3	$82.1
Invesco Great Wall (2)(13)	2.3	2.0		0.9	8.6	7.2
Adjusted marketing(13)	$26.0	$20.9		$21.1	$89.9	$89.3

Property, office and technology, U.S. GAAP basis(13)	$121.3	$119.0		$115.8	$474.3	$450.1
Invesco Great Wall (2)(13)	4.3	4.3		4.6	17.6	17.0
Adjusted property, office and technology(13)	$125.6	$123.3		$120.4	$491.9	$467.1

General and administrative, U.S. GAAP basis(13)	$135.0	$140.8		$164.7	$594.7	$567.6
Invesco Great Wall (2)(13)	4.5	4.3		4.8	17.2	16.0
CIP (3)	(6.6)	(3.7)		(11.3)	(19.2)	(33.6)
Recoveries of previously disclosed losses (8)	—	—		—	—	20.0
Regulatory matters (8)	(2.5)	—	—	—	(52.5)	—
Adjusted general and administrative(13)	$130.4	$141.4		$158.2	$540.2	$570.0

Transaction, integration, and restructuring, U.S. GAAP basis	$—	$—		$—	$—	$41.6
Transaction, integration, and restructuring(4)	—	—		—	—	(41.6)
Adjusted transaction, integration, and restructuring	$—	$—		$—	$—	$—

Amortization and impairment of intangible assets, U.S. GAAP basis	$10.9	$11.2		$1,260.3	$44.8	$1,298.8
Amortization and impairment of intangible assets (5)	(10.9)	(11.2)		(1,260.3)	(44.8)	(1,298.8)
Adjusted amortization and impairment of intangible assets	$—	$—		$—	$—	$—

(1)    Revenue adjustments: The company calculates Net revenues by reducing Operating revenues to exclude fees that are passed through to external parties who perform functions on behalf of, and distribute, the company’s managed funds. The Net revenue presentation assists in identifying the revenue contribution generated by the company, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates Net revenue yield on AUM, which is equal to Net revenues divided by Average AUM during the reporting period, as an indicator of the basis point Net revenues we receive for each dollar of AUM we manage.
Investment management fees are adjusted by renewal commissions and certain administrative fees. Service and distribution fees are primarily adjusted by distribution fees passed through to broker dealers for certain share classes and pass through fund-related costs. Other revenues are primarily adjusted by transaction fees passed through to third parties.
(2)    Invesco Great Wall: The company reflects 100% of Invesco Great Wall in its Net revenues and Adjusted operating income (and by calculation, Adjusted operating margin). The company’s non-GAAP operating results reflect the economics of these holdings on a basis consistent with the underlying AUM and flows. Adjusted net income is reduced by the amount of earnings attributable to the noncontrolling interests.
(3)    CIP: The company believes that the CIP may impact a reader’s analysis of our underlying results of operations and could result in investor confusion or the production of information about the company by analysts or external credit rating agencies that is not reflective of the underlying results of operations and financial condition of the company. Accordingly, the company believes that it is appropriate to adjust Operating revenues and Operating income for the impact of CIP in calculating the respective Net revenues and Adjusted operating income (and by calculation, Adjusted operating margin).
(4)    Transaction, integration and restructuring: The company believes it is useful to adjust for the transaction, integration and restructuring charges in arriving at adjusted operating income, adjusted operating margin, adjusted net income, and adjusted diluted EPS, as this will aid comparability of our results period to period, and aid comparability with peer companies that may not have similar acquisition and restructuring related charges. Transaction, integration and restructuring charges were restructuring costs relating to our strategic evaluation which we completed in the first quarter of 2023.
(5)    Amortization and impairment of intangible assets: The company removes amortization related to acquired assets in arriving at Adjusted operating income, Adjusted operating margin and Adjusted diluted EPS, as this will aid comparability of our results period to period, and aid comparability with peer companies that may not have similar acquisition-related charges.
(6)     Market movement on deferred compensation plan liabilities: Certain deferred compensation plan awards involve a return to the employee linked to the appreciation (depreciation) of specified investments. The company economically hedges the exposure to market movements for these investments. Since these plans are economically hedged, the company believes it is useful to reflect the offset ultimately achieved from hedging the market exposure in the calculation of Adjusted operating income (and by calculation, Adjusted operating margin) and Adjusted net income (and by calculation, Adjusted diluted EPS) to produce results that will be more comparable period to period.
(7)    One-time acceleration of compensation expense for currently outstanding long-term awards: In the third quarter of 2024, the company recorded a one-time non-cash acceleration of $147.6 million in expense resulting from changes to the retirement criteria for vesting of currently outstanding long-term awards. Due to the non-recurring nature of this item, the company removed this expense in arriving at Adjusted operating income, Adjusted operating margin and Adjusted diluted EPS as this will aid comparability of our results period to period.
(8)    General and administrative: In 2024, the company removed the expense related to the settlement of regulatory matters. In 2023, the company removed insurance recoveries related to fund-related losses incurred in prior periods. Due to the non-recurring nature of these items, the company removed the expenses in arriving at Adjusted operating income, Adjusted operating margin and Adjusted diluted EPS as this will aid comparability of our results period to period.
(9)    Operating margin is equal to Operating income divided by Operating revenues.
(10)    Adjusted operating margin is equal to Adjusted operating income divided by Net revenues.
(11)    Tax adjustment for amortization of intangible assets and goodwill: The company reflects the tax benefit realized on the tax amortization of goodwill and intangibles in Adjusted net income. The company believes it is useful to include this tax benefit in arriving at the Adjusted diluted EPS measure.
(12)    Adjusted diluted EPS is equal to Adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding.
(13)    The 2023 comparative periods presented reflect the reclassification of certain operating expenses to align with current period presentation. The reclassification had no impact on our reported Net revenues, Adjusted Operating income, Adjusted Net income, or any internal performance measure on which management is compensated.

Invesco Ltd.
Assets Under Management

	Three Months Ended				Twelve Months Ended
(in billions)	December 31, 2024	September 30, 2024	% Change	December 31, 2023	December 31, 2024	December 31, 2023	% Change
Beginning Assets	$1,795.6	$1,715.8	4.7%	$1,487.3	$1,585.3	$1,409.2	12.5%
Long-term inflows	133.7	107.2	24.7%	81.0	419.0	299.1	40.1%
Long-term outflows	(108.1)	(90.7)	19.2%	(74.3)	(353.9)	(288.9)	22.5%
Net long-term flows	25.6	16.5	55.2%	6.7	65.1	10.2	538.2%
Net flows in non-management fee earning AUM (a)	10.2	3.5	191.4%	3.1	29.8	6.2	380.6%
Net flows in money market funds	25.1	(7.3)	N/A	(18.1)	23.4	(11.1)	N/A
Total net flows	60.9	12.7	379.5%	(8.3)	118.3	5.3	2132.1%
Reinvested distributions	12.5	1.0	1,150.0%	8.4	16.0	11.5	39.1%
Market gains and losses	(2.5)	49.8	N/A	86.9	142.7	161.1	(11.4)%
Dispositions	—	—	N/A	—	—	(1.4)	N/A
Foreign currency translation	(20.5)	16.3	N/A	11.0	(16.3)	(0.4)	3975.0%
Ending Assets	$1,846.0	$1,795.6	2.8%	$1,585.3	$1,846.0	$1,585.3	16.4%

Ending long-term AUM	$1,301.1	$1,298.5	0.2%	$1,153.7	$1,301.1	$1,153.7	12.8%
Average long-term AUM	$1,310.1	$1,257.2	4.2%	$1,095.0	$1,233.0	$1,091.3	13.0%
Average AUM	$1,824.4	$1,742.0	4.7%	$1,515.6	$1,712.2	$1,500.6	14.1%
Average QQQ AUM	$305.1	$288.1	5.9%	$209.6	$275.8	$187.5	47.1%

	Three Months Ended December 31, 2024		Twelve months ended December 31, 2024
By investment approach (in billions)	Active(k)	Passive(k)	Active(k)	Passive(k)
Beginning Assets	$1,032.3	$763.3	$985.3	$600.0
Long-term inflows	52.6	81.1	194.0	225.0
Long-term outflows	(62.6)	(45.5)	(209.4)	(144.5)
Net long-term flows	(10.0)	35.6	(15.4)	80.5
Net flows in non-management fee earning AUM (a)	—	10.2	—	29.8
Net flows in money market funds	25.1	—	23.4	—
Total net flows	15.1	45.8	8.0	110.3
Reinvested distributions	12.5	—	16.0	—
Market gains and losses	(17.0)	14.5	30.0	112.7
Foreign currency translation	(16.4)	(4.1)	(12.8)	(3.5)
Ending Assets	$1,026.5	$819.5	$1,026.5	$819.5

Average AUM	$1,024.4	$800.0	$1,001.9	$710.3

	Three Months Ended December 31, 2024		Twelve months ended December 31, 2024
By channel: (in billions)	Retail	Institutional	Retail	Institutional
Beginning Assets	$1,227.2	$568.4	$1,042.0	$543.3
Long-term inflows	103.5	30.2	319.6	99.4
Long-term outflows	(75.1)	(33.0)	(259.6)	(94.3)
Net long-term flows	28.4	(2.8)	60.0	5.1
Net flows in non-management fee earning AUM (a)	10.3	(0.1)	28.7	1.1
Net flows in money market funds	0.8	24.3	1.5	21.9
Total net flows	39.5	21.4	90.2	28.1
Reinvested distributions	12.3	0.2	15.8	0.2
Market gains and losses	(5.7)	3.2	123.4	19.3
Foreign currency translation	(7.7)	(12.8)	(5.8)	(10.5)
Ending Assets	$1,265.6	$580.4	$1,265.6	$580.4

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management (continued)

	Three Months Ended December 31, 2024			Twelve months ended December 31, 2024
By client domicile: (in billions)	Americas	Asia Pacific	EMEA	Americas	Asia Pacific	EMEA
Beginning Assets	$1,275.3	$266.6	$253.7	$1,133.9	$235.5	$215.9
Long-term inflows	62.5	43.9	27.3	212.5	121.0	85.5
Long-term outflows	(53.6)	(36.4)	(18.1)	(190.7)	(94.9)	(68.3)
Net long-term flows	8.9	7.5	9.2	21.8	26.1	17.2
Net flows in non-management fee earning AUM (a)	5.7	0.4	4.1	23.8	0.1	5.9
Net flows in money market funds	25.5	(0.2)	(0.2)	24.0	—	(0.6)
Total net flows	40.1	7.7	13.1	69.6	26.2	22.5
Reinvested distributions	12.4	—	0.1	15.8	—	0.2
Market gains and losses	(7.3)	5.0	(0.2)	101.5	16.3	24.9
Transfer	(3.4)	3.6	(0.2)	(3.4)	3.6	(0.2)
Foreign currency translation	(1.6)	(12.7)	(6.2)	(1.9)	(11.4)	(3.0)
Ending Assets	$1,315.5	$270.2	$260.3	$1,315.5	$270.2	$260.3

	Three Months Ended December 31, 2024
By investment capability (b): (in billions)	ETFs and Index (c)	Fundamental Fixed Income (d)	Fundamental Equities (e)	Private Markets (f)	APAC Managed (g)	Multi-Asset/Other (h)	Global Liquidity (i)	QQQ (j)
Beginning Assets	$457.6	$290.5	$278.5	$129.8	$117.2	$63.1	$164.1	$294.8
Long-term inflows	63.1	16.8	9.8	8.1	33.1	2.8	—	—
Long-term outflows	(33.5)	(17.6)	(15.8)	(7.3)	(29.6)	(4.3)	—	—
Net long-term flows	29.6	(0.8)	(6.0)	0.8	3.5	(1.5)	—	—
Net flows in non-management fee earning AUM (a)	—	—	—	—	—	(0.1)	—	10.3
Net flows in money market funds	—	—	—	—	(0.2)	—	25.3	—
Total net flows	29.6	(0.8)	(6.0)	0.8	3.3	(1.6)	25.3	10.3
Reinvested distributions	0.5	0.6	10.6	0.2	—	0.5	0.1	—
Market gains and losses	—	(4.0)	(12.8)	(0.6)	2.5	(1.5)	0.1	13.8
Foreign currency translation	(3.7)	(5.2)	(3.8)	(1.7)	(4.2)	(1.7)	(0.2)	—
Ending Assets	$484.0	$281.1	$266.5	$128.5	$118.8	$58.8	$189.4	$318.9

Average AUM	$480.2	$284.6	$275.0	$129.9	$118.0	$60.2	$171.4	$305.1

	Twelve months ended December 31, 2024
By investment capability (b): (in billions)	ETFs and Index (c)	Fundamental Fixed Income (d)	Fundamental Equities (e)	Private Markets (f)	APAC Managed (g)	Multi-Asset/Other (h)	Global Liquidity (i)	QQQ (j)
Beginning Assets	$362.1	$272.6	$260.5	$129.7	$108.0	$57.4	$165.0	$230.0
Long-term inflows	192.7	68.5	35.7	25.0	86.7	10.4	—	—
Long-term outflows	(121.4)	(60.7)	(59.9)	(20.9)	(78.1)	(12.9)	—	—
Net long-term flows	71.3	7.8	(24.2)	4.1	8.6	(2.5)	—	—
Net flows in non-management fee earning AUM (a)	—	—	—	—	—	0.7	—	29.1
Net flows in money market funds	—	—	—	—	(0.2)	—	23.6	—
Total net flows	71.3	7.8	(24.2)	4.1	8.4	(1.8)	23.6	29.1
Reinvested distributions	0.5	2.1	11.6	0.8	—	0.6	0.4	—
Market gains and losses	53.2	3.2	21.2	(4.6)	5.6	3.8	0.5	59.8
Foreign currency translation	(3.1)	(4.6)	(2.6)	(1.5)	(3.2)	(1.2)	(0.1)	—
Ending Assets	$484.0	$281.1	$266.5	$128.5	$118.8	$58.8	$189.4	$318.9

Average AUM	$423.8	$276.9	$269.4	$128.5	$112.1	$59.8	$165.9	$275.8

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Active(k)

	Three Months Ended				Twelve Months Ended
(in billions)	December 31, 2024	September 30, 2024	% Change	December 31, 2023	December 31, 2024	December 31, 2023	% Change
Beginning Assets	$1,032.3	$1,003.3	2.9%	$966.1	$985.3	$976.2	0.9%
Long-term inflows	52.6	49.3	6.7%	41.3	194.0	164.3	18.1%
Long-term outflows	(62.6)	(49.9)	25.5%	(48.5)	(209.4)	(193.3)	8.3%
Net long-term flows	(10.0)	(0.6)	1,566.7%	(7.2)	(15.4)	(29.0)	(46.9)%
Net flows in money market funds	25.1	(7.3)	N/A	(18.1)	23.4	(11.1)	N/A
Total net flows	15.1	(7.9)	N/A	(25.3)	8.0	(40.1)	N/A
Reinvested distributions	12.5	1.0	1,150.0%	8.4	16.0	11.5	39.1%
Market gains and losses	(17.0)	21.6	N/A	26.9	30.0	40.0	(25.0)%
Dispositions	—	—	N/A	—	—	(1.4)	N/A
Foreign currency translation	(16.4)	14.3	N/A	$9.2	(12.8)	(0.9)	1,322.2%
Ending Assets	$1,026.5	$1,032.3	(0.6)%	$985.3	$1,026.5	$985.3	4.2%

Average long-term AUM	$825.2	$820.4	0.6%	$764.5	$808.1	$780.4	3.5%
Average AUM	$1,024.4	$1,007.4	1.7%	$966.5	$1,001.9	$992.3	1.0%

	Three Months Ended December 31, 2024		Twelve months ended December 31, 2024
By channel: (in billions)	Retail	Institutional	Retail	Institutional
Beginning Assets	$533.9	$498.4	$501.5	$483.8
Long-term inflows	29.3	23.3	109.6	84.4
Long-term outflows	(34.8)	(27.8)	(128.8)	(80.6)
Net long-term flows	(5.5)	(4.5)	(19.2)	3.8
Net flows in money market funds	0.8	24.3	1.5	21.9
Total net flows	(4.7)	19.8	(17.7)	25.7
Reinvested distributions	12.3	0.2	15.8	0.2
Market gains and losses	(17.7)	0.7	22.4	7.6
Foreign currency translation	(6.3)	(10.1)	(4.5)	(8.3)
Ending Assets	$517.5	$509.0	$517.5	$509.0

	Three Months Ended December 31, 2024			Twelve months ended December 31, 2024
By client domicile: (in billions)	Americas	Asia Pacific	EMEA	Americas	Asia Pacific	EMEA
Beginning Assets	$691.5	$212.2	$128.6	$671.4	$192.0	$121.9
Long-term inflows	21.8	23.8	7.0	84.1	84.7	25.2
Long-term outflows	(31.6)	(24.3)	(6.7)	(111.8)	(70.2)	(27.4)
Net long-term flows	(9.8)	(0.5)	0.3	(27.7)	14.5	(2.2)
Net flows in money market funds	25.5	(0.2)	(0.2)	24.0	—	(0.6)
Total net flows	15.7	(0.7)	0.1	(3.7)	14.5	(2.8)
Reinvested distributions	12.4	—	0.1	15.8	—	0.2
Market gains and losses	(16.6)	2.0	(2.4)	19.7	6.2	4.1
Transfer	(3.4)	3.6	(0.2)	(3.4)	3.6	(0.2)
Foreign currency translation	(1.4)	(9.7)	(5.3)	(1.6)	(8.9)	(2.3)
Ending Assets	$698.2	$207.4	$120.9	$698.2	$207.4	$120.9

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Passive(k)

	Three Months Ended				Twelve Months Ended
in billions	December 31, 2024	September 30, 2024	% Change	December 31, 2023	December 31, 2024	December 31, 2023	% Change
Beginning Assets	$763.3	$712.5	7.1%	$521.2	$600.0	$433.0	38.6%
Long-term inflows	81.1	57.9	40.1%	39.7	225.0	134.8	66.9%
Long-term outflows	(45.5)	(40.8)	11.5%	(25.8)	(144.5)	(95.6)	51.2%
Net long-term flows	35.6	17.1	108.2%	13.9	80.5	39.2	105.4%
Net flows in non-management fee earning AUM (a)	10.2	3.5	191.4%	3.1	29.8	6.2	380.6%
Total net flows	45.8	20.6	122.3%	17.0	110.3	45.4	143.0%
Market gains and losses	14.5	28.2	(48.6)%	60.0	112.7	121.1	(6.9)%
Foreign currency translation	(4.1)	2.0	N/A	1.8	(3.5)	0.5	N/A
Ending Assets	$819.5	$763.3	7.4%	$600.0	$819.5	$600.0	36.6%

Average long-term AUM	$484.9	$436.8	11.0%	$330.5	$424.9	$310.9	36.7%
Average AUM	$800.0	$734.6	8.9%	$549.1	$710.3	$508.3	39.7%
Average QQQ AUM	$305.1	$288.1	5.9%	$209.6	$275.8	$187.5	47.1%

	Three Months Ended December 31, 2024		Twelve months ended December 31, 2024
By channel: (in billions)	Retail	Institutional	Retail	Institutional
Beginning Assets	$693.3	$70.0	$540.5	$59.5
Long-term inflows	74.2	6.9	210.0	15.0
Long-term outflows	(40.3)	(5.2)	(130.8)	(13.7)
Net long-term flows	33.9	1.7	79.2	1.3
Net flows in non-management fee earning AUM (a)	10.3	(0.1)	28.7	1.1
Total net flows	44.2	1.6	107.9	2.4
Market gains and losses	12.0	2.5	101.0	11.7
Foreign currency translation	(1.4)	(2.7)	(1.3)	(2.2)
Ending Assets	$748.1	$71.4	$748.1	$71.4

	Three Months Ended December 31, 2024			Twelve months ended December 31, 2024
By client domicile: (in billions)	Americas	Asia Pacific	EMEA	Americas	Asia Pacific	EMEA
Beginning Assets	$583.8	$54.4	$125.1	$462.5	$43.5	$94.0
Long-term inflows	40.7	20.1	20.3	128.4	36.3	60.3
Long-term outflows	(22.0)	(12.1)	(11.4)	(78.9)	(24.7)	(40.9)
Net long-term flows	18.7	8.0	8.9	49.5	11.6	19.4
Net flows in non-management fee earning AUM (a)	5.7	0.4	4.1	23.8	0.1	5.9
Total net flows	24.4	8.4	13.0	73.3	11.7	25.3
Market gains and losses	9.3	3.0	2.2	81.8	10.1	20.8
Foreign currency translation	(0.2)	(3.0)	(0.9)	(0.3)	(2.5)	(0.7)
Ending Assets	$617.3	$62.8	$139.4	$617.3	$62.8	$139.4

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)Non-management fee earning AUM includes non-management fee earning ETFs, UIT and product leverage.
(b)Investment capabilities are descriptive groupings of AUM by investment strategy.
(c)ETFs and Index includes ETFs and Indexed Strategies; excludes Invesco QQQ Trust.
(d)Fundamental Fixed Income includes Fixed Income products, including certain ETFs managed within this capability.
(e)Fundamental Equities includes Equity products.
(f)Private Markets includes Private Credit and Real Estate investments comprised primarily of Real Estate, CLOs, Private Credit and listed real assets, including certain ETFs managed within this capability.
(g)APAC Managed includes all products managed in the APAC region, including Invesco Great Wall, APAC managed short term, money market, passive, and ETFs.
(h)Multi-Asset/Other includes Global Asset Allocation, Invesco Quantitative Strategies, Global Targeted Returns, Solutions, Intelliflo, and UITs, including certain ETFs managed within this capability.
(i)Global Liquidity is comprised mainly of Money Market funds excluding APAC Money Market funds.
(j)QQQ includes Invesco QQQ Trust.
(k)Passive AUM includes index-based ETFs, unit investment trusts (UITs), non-fee earning leverage and other passive mandates. Active AUM is total AUM less Passive AUM.

Invesco Ltd.
Supplemental Information(1)

	For the three months ended December 31, 2024			For the three months ended December 31, 2023
Cash flow information (in millions)	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,639.4	$(594.5)	$1,044.9	$1,555.1	$(313.6)	$1,241.5
Cash flows from operating activities	316.9	(5.8)	311.1	714.3	(364.4)	349.9
Cash flows from investing activities	(16.9)	(127.5)	(144.4)	(261.6)	261.9	0.3
Cash flows from financing activities	(392.5)	214.5	(178.0)	(110.3)	(43.5)	(153.8)
Increase/(decrease) in cash and cash equivalents	(92.5)	81.2	(11.3)	342.4	(146.0)	196.4
Foreign exchange movement on cash and cash equivalents	(50.9)	3.8	(47.1)	34.1	(2.8)	31.3
Cash and cash equivalents, end of the period	$1,496.0	$(509.5)	$986.5	$1,931.6	$(462.4)	$1,469.2

	For the year ended December 31, 2024			For the year ended December 31, 2023
Cash flow information (in millions)	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,931.6	$(462.4)	$1,469.2	$1,434.1	$(199.4)	$1,234.7
Cash flows from operating activities	1,190.0	(114.8)	1,075.2	1,300.8	(136.6)	1,164.2
Cash flows from investing activities	68.4	(308.4)	(240.0)	(244.3)	72.8	(171.5)
Cash flows from financing activities	(1,661.6)	374.0	(1,287.6)	(585.4)	(196.8)	(782.2)
Increase/(decrease) in cash and cash equivalents	(403.2)	(49.2)	(452.4)	471.1	(260.6)	210.5
Foreign exchange movement on cash and cash equivalents	(32.4)	2.1	(30.3)	26.4	(2.4)	24.0
Cash and cash equivalents, end of the period	$1,496.0	$(509.5)	$986.5	$1,931.6	$(462.4)	$1,469.2

(1)     These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

Invesco Ltd.
Supplemental Information(1)

	December 31, 2024			December 31, 2023
Balance Sheet information (in millions)	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
ASSETS
Cash and cash equivalents	$986.5	$—	$986.5	$1,469.2	—	$1,469.2
Investments	1,240.0	401.4	1,641.4	919.1	527.4	1,446.5
Investments and other assets of CIP (2)	8,374.5	(8,374.5)	—	9,478.4	(9,478.4)	—
Goodwill and intangible assets, net	14,067.4	—	14,067.4	14,539.6	—	14,539.6
Other assets (3)(5)	2,340.5	11.1	2,351.6	2,527.5	18.8	2,546.3
Total assets	$27,008.9	$(7,962.0)	$19,046.9	$28,933.8	$(8,932.2)	$20,001.6
LIABILITIES
Debt and other liabilities of CIP	$6,853.1	$(6,853.1)	$—	$7,613.9	$(7,613.9)	$—
Debt	890.6	—	890.6	1,489.5	—	1,489.5
Other liabilities (4)(5)	3,596.4	—	3,596.4	3,914.4	—	3,914.4
Total liabilities	$11,340.1	$(6,853.1)	$4,487.0	$13,017.8	$(7,613.9)	$5,403.9
EQUITY
Total equity attributable to Invesco Ltd.	$14,559.9	$—	$14,559.9	$14,597.6	$0.1	$14,597.7
Noncontrolling interests (6)	1,108.9	(1,108.9)	—	1,318.4	(1,318.4)	—
Total equity	15,668.8	(1,108.9)	14,559.9	15,916.0	(1,318.3)	14,597.7
Total liabilities and equity	$27,008.9	$(7,962.0)	$19,046.9	$28,933.8	$(8,932.2)	$20,001.6

(1)    This table includes non-GAAP presentations. Assets of CIP are not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholders’ equity.

(2)    Amounts include Cash and cash equivalents of CIP.

(3)    Amounts include Accounts receivable, Property, equipment and software, and Other assets.

(4)    Amounts include Accrued compensation and benefits, Accounts payable and accrued expenses, and Deferred tax liabilities.

(5)    December 31, 2023 included assets held for policyholder and policyholder payables. All policyholder assets were distributed to customers in January 2024.

(6)    Amounts include Redeemable noncontrolling interests in consolidated entities and Equity attributable to nonredeemable noncontrolling interests in consolidated entities.